UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2020

FGL HOLDINGS

(Exact name of registrant as specified in its charter)

Cayman Islands	001-37779	98-1354810
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4th Floor

Boundary Hall, Cricket Square

Grand Cayman, Cayman Islands

KY1-1102

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 1 (345) 947-5614

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, par value $.0001 per share	FG	New York Stock Exchange
Warrants to purchase ordinary shares	FG WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Merger Agreement

On February 7, 2020, FGL Holdings, a Cayman Islands exempted company (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, Fidelity National Financial, Inc., a Delaware corporation (“Parent”), F I Corp., a Cayman Islands exempted company and wholly owned subsidiary of Parent (“Merger Sub I”), and F II Corp., a Cayman Islands exempted company and wholly owned subsidiary of Parent (“Merger Sub II” and, together with Merger Sub I, “Merger Subs”). Upon the terms and subject to the conditions set forth in the Merger Agreement, at the time of the closing of the transactions contemplated by the Merger Agreement: (i) Merger Sub I will be merged with and into the Company (the “First Merger”) with the Company surviving the First Merger (the “Surviving Company”) and becoming a wholly owned subsidiary of Parent as a result of the First Merger in accordance with the Companies Law (2018 Revision) of the Cayman Islands (the “CICL”); and (ii) immediately following the First Merger, the Surviving Company will be merged with and into Merger Sub II (the “Second Merger” and, together with the First Merger, the “Mergers”) with Merger Sub II surviving the Second Merger and remaining a wholly owned subsidiary of Parent as a result of the Second Merger in accordance with the CICL. Capitalized terms used but not otherwise defined in this “Merger Agreement” section of this Current Report on Form 8-K have the meanings set forth in the Merger Agreement.

A special committee of the board of directors of the Company (the “Company Special Committee”) comprised solely of independent directors not affiliated with Parent unanimously determined that it is fair and in the best interests of the Company, and declared it advisable, to enter into the Merger Agreement. The Mergers are expected to occur in the second or third quarter of 2020, subject to shareholder and regulatory approvals and the satisfaction of customary closing conditions.

Treatment of Company Ordinary Shares, Preferred Shares, Equity Awards and Warrants

Subject to the terms and conditions of the Merger Agreement, at the effective time of the First Merger (the “First Effective Time”), each Company Ordinary Share (other than those owned by Parent, the Merger Subs or any other subsidiary thereof) shall be canceled and converted automatically into the right to receive (i) $12.50 in cash or (ii) 0.2558 shares of Parent Common Stock, at the election of the holder of such Company Ordinary Share, subject to the allocation and proration provisions of the Merger Agreement. The aggregate amount of Cash Consideration shall not exceed $1,471,936,485.

Subject to the terms and conditions of the Merger Agreement, at the First Effective Time, each Company Ordinary Share owned by Parent, the Merger Subs or any other subsidiary thereof shall be canceled and converted automatically into the right to receive the Stock Consideration.

Subject to the terms and conditions of the Series A Preferred Share Purchase Agreement, dated as of February 7, 2020, by and among Parent, GSO COF III AIV-5 LP, GSO COF III Co-Investment AIV-5 LP, GSO Co-Investment Fund-D LP, GSO Credit Alpha Fund LP, GSO Aiguille des Grands Montets Fund II LP, GSO Churchill Partners LP, GSO Credit-A Partners LP and GSO Harrington Credit Alpha Fund (Cayman) L.P. (collectively, “GSO”), immediately prior to the First Merger, Parent shall purchase and acquire from GSO each outstanding Series A Share for an amount equal to the Liquidation Preference (as defined in the Series A Certificate of Designation) in respect of such Series A Shares as of the effective time of such acquisition in cash. Subject to the terms and conditions of the Merger Agreement, at the First Effective Time, each Series A Share shall be surrendered by Parent for no consideration, be canceled and cease to exist and no payment or distribution shall be made with respect thereto.

Subject to the terms and conditions of the Merger Agreement, at the First Effective Time, each Series B Share issued and outstanding immediately prior to the First Effective Time shall be canceled and converted automatically into the right to receive a number of shares of Parent Common Stock equal to (i) the Liquidation Preference (as defined in the Series B Certificate of Designation) in respect of such Series B Shares as of the First Effective Time divided by (ii) the Reference Parent Common Stock Price.

At the First Effective Time, each Company restricted stock award that is outstanding and unvested will immediately vest will be treated as a Company Ordinary Share as described above.

Immediately prior to the First Effective Time, each unvested Company stock option, whether time or performance-based, will be converted to a Company stock option that vests solely based on the passage of time without any ongoing performance-vesting conditions; provided, that with respect to (i) performance vesting conditions tied to the achievement of Company stock price goals, the number of Company Ordinary Shares subject to the Company stock option will be based on the stock price equal to the greater of (x) $12.50 or (y) the Company’s stock price achieved at or prior to the First Effective Time as calculated in accordance with the terms of the applicable award agreement; and (ii) performance vesting conditions tied to the achievement of Company return on equity (ROE) or other performance objectives that are not tied to Company stock price, the number of Company Ordinary Shares subject to each such Company stock option will be the number of Company Ordinary Shares that would performance vest upon the achievement of such performance objectives.

With respect to the Company stock options granted prior to January 1, 2020 only, immediately prior to the First Effective Time, (i) for purposes of determining the number of outstanding Company stock options that will be deemed to be vested as of the First Effective Time, each holder will be credited as though such holder had served a number of days in the applicable vesting period that is equal to two (2) times the number of days that have elapsed between the grant date of the Company stock option and the date on which the First Effective Time occurs and (ii) each remaining vesting date for each unvested Company stock option will be moved to an earlier date calculated from the grant date of the unvested Company stock option as follows: the number of days between the grant date of the Company stock option and the original vesting date, minus the number of days that have elapsed between the grant date of the Company stock option and the date on which the First Effective Time occurs.

At the First Effective Time, each vested Company stock option and each unvested Company stock option will be converted into an option to purchase a number of shares of Parent Common Stock (such option, a “Converted Stock Option”) equal to the product (with the result rounded down to the nearest whole number) of (i) the number of Company Ordinary Shares subject to each Company stock option immediately prior to the First Effective Time multiplied by (ii) the Exchange Ratio, at an exercise price per share (rounded up to the nearest whole cent) equal to (A) the exercise price per Company Ordinary Share of the Company stock option immediately prior to the First Effective Time divided by (B) the Exchange Ratio.

Immediately following the First Effective Time, each Converted Stock Option will continue to be governed by the same terms and conditions (after giving effect to the changes described above) as were applicable to the corresponding Company stock option immediately prior to the First Effective Time; provided that any unvested Converted Stock Options will be subject to the accelerated vesting upon an involuntary termination of the holder’s service relationship within two (2) years following the Closing Date.

Immediately prior to the First Effective Time, each unvested Company phantom unit, whether time or performance-based, will be converted to a Company phantom unit that vests solely based on the passage of time without any ongoing performance-vesting conditions; provided, that the number of Company Ordinary Shares subject to the Company phantom unit immediately prior to the First Effective Time will be determined assuming achievement of target level of performance.

With respect to the Company phantom units granted prior to January 1, 2020 only, immediately prior to the First Effective Time, (i) for purposes of determining the number of outstanding Company phantom units that will be deemed to be vested as of the First Effective Time, each holder will be credited as though the holder had served a number of days in the applicable vesting period that is equal to two (2) times the number of days that have elapsed between the grant date of such Company phantom unit and the date on which the First Effective Time occurs and (ii) each remaining vesting date for each unvested Company phantom unit will be moved to an earlier date calculated from the grant date of the unvested Company phantom unit as follows: the number of days between the grant date of such Company phantom unit and the original vesting date, minus the number of days that have elapsed between the grant date of such Company phantom unit and the date on which the First Effective Time occurs.

At the First Effective Time, each vested Company phantom unit and each unvested Company phantom unit will be converted into a phantom stock unit denominated in shares of Parent Common Stock (a “Parent Phantom Unit”) entitling the holder thereof to receive the number of Parent Phantom Units equal to the product (with the result rounded to the nearest two decimal places) of (i) the number of Company Ordinary Shares subject to each Company phantom unit immediately prior to the First Effective Time multiplied by (ii) the Exchange Ratio.

Immediately following the First Effective Time, each Parent Phantom Unit will continue to be governed by the same terms and conditions (after giving effect to the changes described above) as were applicable to the corresponding Company phantom unit immediately prior to the First Effective Time; provided that any unvested Parent Phantom Units will be subject to the accelerated vesting upon an involuntary termination of the holder’s service relationship within two (2) years following the Closing Date.

Subject to the terms and conditions of the Merger Agreement, at the First Effective Time, each warrant to purchase Company Ordinary Shares (each a “Company Warrant”) outstanding immediately prior to the First Effective Time shall automatically be converted into the right to purchase and receive upon exercise thereof, upon the basis and upon the terms and conditions specified in such Company Warrant and in lieu of the Company Ordinary Shares purchasable and receivable upon the exercise of the rights represented thereby, the Merger Consideration that the holder of such Company Warrant would have received if such holder had exercised such Company Warrant immediately prior to the First Effective Time.

The Mergers are intended to be treated as a single integrated transaction for U.S. federal income tax purposes that qualifies as a “reorganization” within the meaning of Section 368(a) of the Code, and the Mergers are conditioned upon the Company obtaining an opinion of counsel to that effect.

Conditions to Closing

Consummation of the Mergers is subject to the satisfaction or waiver of customary conditions on or prior to the Closing Date, including, among other things, (i) the adoption of the Merger Agreement, the Mergers and the other transactions contemplated thereby by the affirmative vote of the holders of Company Ordinary Shares representing at least two-thirds of the Company Ordinary Shares present and voting in person or by proxy as a single class at the shareholders’ meeting in accordance with the CICL and the Amended and Restated Memorandum and Articles of Association of the Company (as amended and restated) (the “Company Required Vote”), (ii) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and obtaining any requisite approvals, consents or authorizations from Governmental Authorities, including insurance regulators in the jurisdictions of domicile of the Company’s and Parent’s insurance subsidiaries, (iii) the absence of any injunction or applicable law or order preventing or prohibiting consummation of the Mergers, (iv) a declaration by the Securities and Exchange Commission (“SEC”) of the effectiveness of the Form S-4 to be filed with the SEC by Parent relating to the registration under the Securities Act of the shares of Parent Common Stock to be issued in the First Merger, (v) approval for listing by the New York Stock Exchange of the shares of Parent Common Stock to be issued in the First Merger and (vi) the receipt by the Company of an opinion of counsel or an accounting firm to the effect that, for U.S. federal income tax purposes, the Mergers, together with the purchase of the Series A Shares pursuant to the Series A Preferred Share Purchase Agreement, will constitute a reorganization within the meaning of Section 368(a) of the Code. The Merger Agreement does not contain any financing condition or contingency.

Representations, Warranties and Covenants; Regulatory Efforts

The Merger Agreement includes representations, warranties and covenants of the Company, Parent, Merger Sub I and Merger Sub II, including with respect to organization/standing, authority, capitalization, approvals, compliance with laws/permits, reports/financial statements, absence of a Company Material Adverse Effect, Material Contracts, litigation, (re)insurance matters, investment assets, tax, affiliate transactions, employee/labor matters and cybersecurity. Among other things, the Company and its subsidiaries are required to conduct their respective businesses and operations in the ordinary course of business until the Mergers are consummated. However, the Merger Agreement permits the Company to, among other things, pay (i) quarterly cash dividends on the Company Ordinary Shares not in excess of $0.01 per share, per quarter, and (ii) dividends on the Series A Shares and Series B Shares in the ordinary course of business consistent with past practice.

Each of Parent and the Company has agreed to use its reasonable best efforts to take any and all actions necessary to consummate the Merger and avoid each and every impediment under any applicable Law that may be asserted, or Order that may be entered, by any Governmental Authority with respect to the Merger Agreement, the Mergers or any other transaction contemplated thereby. Notwithstanding such general obligation, Parent is not required to (a) agree to any term or condition or take any action that would impose any requirement to sell, license, assign, transfer, divest, hold separate or otherwise dispose of, before or after the Closing, any assets or businesses that are material to (i) Parent and its subsidiaries, taken as a whole, or (ii) the Company and its subsidiaries, taken as a whole, (b) impair, in any material respect, the ability of Parent, the Company or any of their respective subsidiaries to continue to conduct their respective businesses following the Closing substantially in the manner conducted in the twelve-month (12) period prior to the date hereof or (c) impose any other obligation on Parent, the Company or any of their respective affiliates if, in the case of the foregoing clause (c), such imposition would reasonably be expected to result in (i) a material adverse effect on the financial condition or results of operations of Parent and its affiliates, taken as a whole, or (ii) a material adverse effect on the financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

“Go-Shop” Period; Superior Proposals

During the period beginning on the date of the Merger Agreement and continuing until 11:59 p.m. (Eastern time) on March 18, 2020 (the “Go-Shop Period”), the Company and its subsidiaries may solicit, initiate and encourage any inquiry regarding or the making of any proposal that constitutes or is reasonably likely to lead to a Takeover Proposal from a third party and, subject to certain limitations, provide confidential information to, and engage in discussions or negotiations with, third parties with respect to a Takeover Proposal. After the end of the Go-Shop Period, the Company will become subject to customary “no-shop” restrictions on its ability to solicit Takeover Proposals from third parties and to provide non-public information to and engage in discussions or negotiations with third parties regarding Takeover Proposals, except that the Company may (i) continue to engage in the aforementioned activities with certain third parties that contacted the Company and made a bona fide written Takeover Proposal during the Go-Shop Period that the Company Special Committee has determined constitutes or could reasonably be expected to lead to a Superior Proposal (each, an “Excluded Party”) and (ii) furnish information to, and participate in discussions and negotiations with, any third party that makes a Takeover Proposal that the Company Board of Directors determines constitutes or could reasonably be expected to lead to a Superior Proposal and where the Company Board of Directors determines that the failure to furnish such information or engage in such discussions or negotiations would be inconsistent with its fiduciary duties under Cayman law.

Termination and Termination Fees

The Merger Agreement contains certain provisions giving each of Parent and the Company the right to terminate the Merger Agreement under certain circumstances. The Company and Parent may terminate the Merger Agreement by mutual written consent with the approval of the Company Special Committee and the board of directors or special committee of the board of directors of Parent. Subject to certain limitations, the Company or Parent may terminate the Merger Agreement if (a) any Governmental Authority issues a final and nonappealable Order or a Law is in effect permanently preventing or prohibiting the Mergers, (b) the Company Required Vote has not been obtained at the Company Shareholder Meeting or (c) the Closing does not occur prior to November 7, 2021 (as such date may be extended to February 7, 2021, by Parent or the Company under certain circumstances in which the requisite regulatory approvals have not been obtained but all of the other closing conditions set forth in the Merger Agreement have been satisfied or waived (other than those conditions that by their nature can only be satisfied at the closing)). Subject to certain limitations, the Company may terminate the Merger Agreement (i) to enter into any Takeover Proposal Documentation regarding a Superior Proposal if the Company Special Committee determines that failure to take such actions would be inconsistent with the fiduciary duties of the directors under the Laws of the Cayman Islands or (ii) if there has been a breach by Parent, Merger Sub I or Merger Sub II of any representation, warranty, covenant or agreement contained in the Merger Agreement to the extent such breach would result in the failure of a closing condition (subject to a 30-day cure period). Subject to certain limitations, Parent may terminate the Merger Agreement if (A) the Company Special Committee makes an Adverse Recommendation Change, (B) the Company Board of Directors recommends to Company Shareholders that they approve or accept a Superior Proposal, (C) the Company enters into or publicly announces its intention to enter into any Takeover Proposal Documentation with respect to a Superior Proposal, (D) the Company fails to hold the Company Shareholders’ Meeting, (E) the Company willfully and materially breaches any of its obligations concerning the go-shop process or non-solicitation of alternative transactions or (F) the Company breaches any representation, warranty, covenant or agreement in the Merger Agreement (other than if there is a Company Material Adverse Effect) to the extent such breach would result in the failure of a closing condition (subject to a 30-day cure period).

Upon termination of the Merger Agreement, under specified circumstances, the Company may be required to pay a termination fee (the “Company Termination Fee”) to Parent in an aggregate amount of either $39,966,000 or $66,610,000. The Company Termination Fee shall be an amount equal to $39,966,000 if such termination fee becomes payable in the event that (i) the Company terminates the Merger Agreement to enter into any Takeover Proposal Documentation regarding a Superior Proposal with an Excluded Party or (ii) Parent terminates the Merger Agreement where the event giving rise to the right of termination is based on the submission of a Takeover Proposal by an Excluded Party. The Company Termination Fee shall be an amount equal to $66,610,000 in all other circumstances that require the Company to pay a termination fee.

Miscellaneous

The foregoing description of the Merger Agreement, the Mergers and the other transactions contemplated thereby does not purport to be complete and is subject to and qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1, and the terms of which are incorporated by reference herein.

The Merger Agreement and the foregoing description of the Merger Agreement has been included to provide investors and security holders with information regarding the terms of the Merger Agreement. It is not intended to provide any other factual information about the Company, Parent or any of their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement were made by the parties thereto only for purposes of the Merger Agreement and as of specific dates; were made solely for the benefit of the parties to the Merger Agreement; may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement (such disclosures include information that has been included in the Company’s public disclosures, as well as additional non-public information); may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and reports and documents filed with the SEC. Accordingly, investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Parent or any of their respective subsidiaries or affiliates. Additionally, the representations, warranties, covenants, conditions and other terms of the Merger Agreement may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations, warranties, covenants, conditions and other terms may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Voting Agreements

Concurrently with the execution and delivery of the Merger Agreement, Parent and the Company entered into Voting Agreements with certain Company Shareholders (as used in this “Voting Agreements” section of this Current Report on Form 8-K, collectively, the “Shareholders”) representing, as of February 5, 2020, in the aggregate approximately 32.7% of the issued and outstanding Company Ordinary Shares and all the issued and outstanding Series A Shares and Series B Shares (collectively, the “Voting Agreements”). Capitalized terms used but not otherwise defined in this “Voting Agreements” section of this Current Report on Form 8-K have the meanings set forth in the applicable Voting Agreement. Pursuant to their respective Voting Agreements, the Shareholders have agreed:

•	unless the Company Special Committee has made an Adverse Recommendation Change that has not been rescinded or withdrawn, to vote all Subject Shares owned by them in favor of the approval of the Merger Agreement, the Mergers and the other transactions contemplated thereby;

•	against any action or agreement that is recommended against by the Company Special Committee and that would reasonably be expected to impede, frustrate, interfere with, delay, postpone or adversely affect the consummation of the Mergers and the other transactions contemplated by the Merger Agreement; and

•	in the event that the Company Special Committee has made an Adverse Recommendation Change that has not been rescinded or otherwise withdrawn, to vote all Subject Shares owned by them in favor of the approval of the Merger Agreement, the Mergers and the other transactions contemplated thereby in the same proportion as the number of Company Ordinary Shares owned by Unaffiliated Shareholders that are voted in favor of the approval of the Merger Agreement, the Mergers and the other transactions contemplated thereby bears to the total number of Company Ordinary Shares owned by holders of Company Ordinary Shares (other than the other Shareholders and William P. Foley, II and Richard N. Massey) (the “Unaffiliated Shareholders”) present (in person or by proxy) and voting at such meeting of the shareholders of the Company.

Additionally, pursuant to the Voting Agreements, certain Shareholders, as the holders of record entitled to receive at least a majority in aggregate of the liquidation preference of the Series A Shares or the Series B Shares, have consented to and have agreed to vote or cause to be voted at every meeting of the holders of Series A Shares or the holders of Series B Shares, as applicable, in favor of the approval of the Merger Agreement, the Mergers and the other transactions contemplated thereby (including the treatment of (x) the Series A Shares as contemplated by the Series A Preferred Share Purchase Agreement and (y) the Series B Shares as contemplated by Section 2.07 of the Merger Agreement).

The foregoing descriptions of the Voting Agreements do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Voting Agreements, attached hereto as Exhibit 2.2, 2.3, 2.4 and 2.5, as applicable, to this Current Report on Form 8-K, which are incorporated herein by this reference.

Letter Agreement – Investment Management Agreements

Concurrently with the execution and delivery of the Merger Agreement, the Company, Parent and Blackstone ISG-I Advisors LLC (“BIS”), an indirect, wholly owned subsidiary of The Blackstone Group Inc. (“Blackstone”), entered into a Letter Agreement (the “Letter Agreement”) in respect of (a) that certain letter agreement, dated November 30, 2017, by and between the Company and BIS (the “Omnibus IMA Termination Side Letter”), (b) that certain Sub-Manager Fee Agreement letter agreement, dated December 31, 2019, by and between the Company and BIS (the “Sub-Manager Fee Agreement”), (c) the Administrative Services Agreement (the “ASA”), dated as of November 30, 2017, by and between BIS and Fidelity & Guaranty Life Business Services, Inc., an indirect, wholly owned subsidiary of the Company (“F&G Business Services”), and (d) the Transition Services Agreement (the “TSA”), dated as of November 30, 2017, by and between BIS and F&G Business Services. Pursuant to the Letter Agreement, at (and subject to the occurrence of) the Closing, (i) the Company and BIS will enter into with Parent an amendment and restatement of the Omnibus IMA Termination Side Letter and the Sub-Manager Fee Agreement, (ii) BIS will enter into an amended and restated investment management agreement with each of the Company and certain of the Company’s Affiliates, in the case of clauses (i) and (ii), in the forms attached to the Letter Agreement, and (iii) the Company and F&G Business Services will terminate, as of the Closing, the ASA and the TSA. The amendment and restatement of the Omnibus IMA Termination Side Letter will, among other things, extend the initial term thereof and define the scope of the assets to be managed by BIS. The amendment and restatement of the investment management agreement will modify the management fees payable by the Company and certain of the Company’s Affiliates thereunder. The amendment and restatement of the Sub-Manager Fee Agreement will, among other things, address the management of subject assets in the event of a termination of an agreement pursuant to which a sub-manager of BIS manages such subject assets.

The foregoing description of the Letter Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Letter Agreement attached hereto as Exhibit 2.6 to this Current Report on Form 8-K, which is incorporated herein by this reference.

Item 7.01	Regulation FD Disclosure

On February 7, 2020, (a) Parent and the Company issued a joint press release announcing the Mergers, the full text of such press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K, and (b) the Company issued a press release announcing the Mergers, the full text of such press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

The information in this Item 7.01 (including Exhibit 99.1 and Exhibit 99.2) shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Cautionary Note Regarding Forward-Looking Statements

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: This Current Report on Form 8-K contains, and certain oral statements made by our representatives from time to time may contain, forward-looking statements relating to the Company, including statements relating to the Mergers and related matters. Such statements are subject to risks and uncertainties, many of which are beyond the Company’s and Parent’s control, that could cause actual results, events and developments to differ materially from those set forth in, or implied by, such statements. These statements are based on the beliefs and assumptions of the management of the Company and Parent, respectively. Forward-looking statements are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans,” “seeks,” “estimates,” “projects,” “may,” “will,” “could,” “might,” or “continues” or similar expressions. Factors that could cause actual results, events and developments to differ include, without limitation: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement with Parent; (2) the outcome of any legal proceedings that may be instituted against the Company or Parent following the announcement of the Merger Agreement and the transactions contemplated therein; (3) the inability to complete the transactions contemplated by the Merger Agreement, including due to failure to obtain approval of the shareholders of the Company or other conditions to closing in the Merger Agreement; (4) delays in obtaining or the inability to obtain necessary regulatory approvals (including approval from insurance regulators) required to complete the transactions contemplated by the Merger Agreement; (5) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement or could otherwise cause the transactions contemplated by the Merger Agreement to fail to close; (6) the risk that the transactions contemplated by the Merger Agreement disrupt current plans and operations of the Company or Parent as a result of the announcement thereof; (7) the ability to recognize the anticipated benefits of the transactions contemplated by the Merger Agreement, which may be affected by, among other things, competition, the ability of the management of the Company and Parent to grow and manage growth their respective businesses profitably and to retain their key employees; (8) costs related to the transactions contemplated by the Merger Agreement; (9) changes in applicable laws or regulations; (10) the risk that the transactions contemplated by the Merger Agreement will not qualify for their intended tax treatment; (11) adverse legal and regulatory developments or determinations or adverse changes in, or interpretations of, U.S. or other foreign laws, rules or regulations, including tax laws, rules and regulations, that could delay or prevent completion of the transactions contemplated by the Merger Agreement, cause the terms of such transactions to be modified or change the anticipated tax consequences of such transactions; (12) the possibility that the Company or Parent may be adversely affected by other economic, business, and/or competitive factors; and (13) other risks and uncertainties identified in the Company’s and Parent’s filings with the SEC. Each of the Company and Parent caution readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Neither the Company nor Parent undertakes or accepts any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based, subject to applicable law. The information contained in any website referenced herein is not, and shall not be deemed to be, part of or incorporated into this Current Report on Form 8-K.

All forward-looking statements described herein are qualified by these cautionary statements and there can be no assurance that the actual results, events or developments referenced herein will occur or be realized. Neither the Company nor Parent undertakes any obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operation results, except as required by law.

Additional Information about the Proposed Transaction and Where to Find It

This Current Report on Form 8-K relates to a proposed transaction between the Company and Parent which may become the subject of a Registration Statement and relevant solicitation materials filed by Parent with the SEC. This Current Report on Form 8-K is not a substitute for the Registration Statement and relevant solicitation materials that Parent may file with the SEC or any other documents which Parent may send to its or the Company’s shareholders in connection with the Mergers. Investors and security holders are urged to carefully and entirely read the Registration Statement and relevant solicitation materials and all other relevant documents, as well as any amendments or supplements to these documents, if and when they become available because they will contain important information about the Mergers and related matters. All such documents, if filed, would be available free of charge at the SEC’s website (www.sec.gov). In addition, documents would be available for free from the Company by contacting Investor Relations at investors@fglife.bm.

Participants in the Solicitation

The Company and certain of its directors and officers may be deemed to be participants in any solicitation of shareholders in connection with the Mergers. Information about the Company’s directors and officers is available in the Company’s proxy statement dated March 29, 2019 for its May 7, 2019 annual general meeting of shareholders. Other information regarding the participants and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement/Prospectus included in the Registration Statement on Form S-4 to be filed by Parent and relevant solicitation materials that will be filed with the SEC in connection with the Mergers.

No Offer or Solicitation

This Current Report on Form 8-K is not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote of approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits

(d)

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of February 7, 2020, by and among the Company, Parent, Merger Sub I and Merger Sub II.*

2.2

Voting Agreement, dated as of February 7, 2020, by and among the Company, Parent, Chicago Title Insurance Company, Fidelity National Title Insurance Company and Commonwealth Land Title Insurance Company.

2.3	Voting Agreement, dated as of February 7, 2020, by and among the Company, Parent and BilCar, LLC.

2.4	Voting Agreement, dated as of February 7, 2020, by and among the Company, Parent and CFS Holdings (Cayman) L.P. and CFS Holdings II (Cayman) L.P.

2.5	Voting Agreement, dated as of February 7, 2020, by and among the Company, Parent, William P. Foley, II and GSO.

2.6	Letter Agreement, dated as of February 7, 2020, by and among the Company, Parent and Blackstone ISG-I Advisors LLC.

99.1	Press Release, dated February 7, 2020, issued by the Company, regarding the Mergers.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

*	The schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a copy of such schedules and exhibits, or any section thereof, to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 7, 2020	FGL Holdings

	By:	/s/ Eric L. Marhoun
	Name:	Eric L. Marhoun
	Title:	Executive Vice President, General Counsel and Secretary